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                                                                     Exhibit 5.1

[LETTERHEAD OF OPPENHEIMER]

     December 7, 2000



     Board of Directors
     VidaMed, Inc.
     46107 Landing Parkway
     Fremont, California 94538

     Re:  Registration Statement on Form S-3

     Ladies and Gentlemen:

     We have acted as counsel to VidaMed, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of the offer and resale of 4,425,000 shares of the Company's common stock, $.001 par value per share (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), on behalf of the certain selling stockholders named therein (the "Selling Stockholders"). The Shares consist of shares that have been issued by the Company in a private placement.

     In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

     1.   The Company had the corporate authority to issue the Shares.

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     2.   The Shares being registered for resale by the Selling Stockholders under the Registration Statement have been duly authorized, validly issued, fully paid and nonassessable.

     We express no opinion with respect to laws other than those of the federal law of the United States of America and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

     Very truly yours,

     /s/ Oppenheimer Wolff & Donnelly LLP